Mortgage Text	Custodian	# of Loans	Aggregate Balance	% of Aggregate Balance

Total Balance: 763,125,158.62

Latest Maturity Date: 20351101

Cut-off Dates: 20051201(99%),20051101(1%),20051001(0%)

Cut-off Dates (Check): 20051201(100%)

Forward Balances: 0.000

Minimum Orig Term: 180

Maximum Orig Term: 360

Maximum Prepay Orig Term: 60

LTV > 80%: 4.97%

LTV > 80% (No PMI): 0.00%

Number of LPMI Loans: 33

% of LPMI: 0.84%

% Bought by UBS Conduit: 2.204

Servicer is Wells Fargo: 0.43%

30 Days Delinq: 1.35%

60 Days Delinq: 0.00%

Payments on the 1st Day: 100.00%

Loan Age ge 12: 0.32

Loan Age Max: 39

Number of Balloon Loans: 0

Balloon Loans: 0.00%

With Master Servicing Fee: 0.00%

Minimum Total Servicing Fee: 0.250%

Maximum Total Servicing Fee: 0.375%

WA Total Servicing Fee: 0.298%

% with Step up: 58.118%

Total with Step up: 443,511,860

Countrywide 5/1 and 7/1: $443,511,860

Countrywide 5/1 and 7/1: 58.12%

Pledge Asset Loans: 0.12%

Interest Only Loans: 90.68%

*** Special Hazard:

1% of Pool: 7,631,251.59

Largest Zip in CA: 2,080,000.00

Largest Loan x 2: 2,962,291.70

*** IO Loans by Group:

IO Types: 120, 84, 0, 60, 36, 24

Group 1 IO Percentage: 89.24

Group 2 IO Percentage: 90.57

Group 3 IO Percentage: 91.66

Group 4 IO Percentage: 0.00

Group 5 IO Percentage: 0.00

Group 6 IO Percentage: 0.00

Group 7 IO Percentage: 0.00

Group 8 IO Percentage: 0.00

Group 9 IO Percentage: 0.00

Group 10 IO Percentage: 0.00

*** Prepay Loans by Agg:

Loans with Prepay Penalties: 24.17%

Loans with no Prepay Penalties: 75.83%

*** Prepay Loans by Group:

Group 1 Prepay Percentage: 8.15

Group 2 Prepay Percentage: 18.11

Group 3 Prepay Percentage: 48.44

Group 4 Prepay Percentage: 0.00

Group 5 Prepay Percentage: 0.00

Group 6 Prepay Percentage: 0.00

Group 7 Prepay Percentage: 0.00

Group 8 Prepay Percentage: 0.00

Group 9 Prepay Percentage: 0.00

Group 10 Prepay Percentage: 0.00

*** OCCTYPE by group:

Group 1 Inv Percentage: 6.72

Group 2 Inv Percentage: 22.19

Group 3 Inv Percentage: 16.79

Group 4 Inv Percentage: 0.00

Group 5 Inv Percentage: 0.00

Group 6 Inv Percentage: 0.00

Group 7 Inv Percentage: 0.00

Group 8 Inv Percentage: 0.00

Group 9 Inv Percentage: 0.00

Group 10 Inv Percentage: 0.00

*** Last Maturity by group:

Group 1 Last Maturity: 20351101

Group 2 Last Maturity: 20351101

Group 3 Last Maturity: 20351101

Group 4 Last Maturity: 0

Group 5 Last Maturity: 0

	Wells Fargo	3,423	$763,125,159	100.00%
	Total:	3,423	$763,125,159	100.00%

	Paid thru date	# of Loans	Aggregate Balance	% of Aggregate Balance
	2005-10-01	1	$268,800	0.04%
	2005-11-01	19	10,735,334	1.41
	2005-12-01	3,403	752,121,025	98.56
	Total:	3,423	$763,125,159	100.00%

	SELLER	# of Loans	Aggregate Balance	% of Aggregate Balance
	MTX	11	$5,759,769	0.75%
	American Home Mortgage	571	122,882,447	16.10
	Countrywide Home Loans	2,005	443,511,860	58.12
	First Horizon	598	106,780,991	13.99
	First Saving	2	743,976	0.10
	Franklin Bank	11	6,236,967	0.82
	Indymac	40	7,841,520	1.03
	Market Street	4	624,503	0.08
	Nat City Mortgage	77	33,475,920	4.39
	NFC	9	4,264,496	0.56
	SunTrust Mortgage, Inc.	12	2,267,590	0.30
	UBS Conduit	60	16,816,107	2.20
	UCMC	1	133,759	0.02
	Virtual Bank	17	8,489,624	1.11
	Wells Fargo Home Mortgage, Inc.	5	3,295,628	0.43
	Total:	3,423	$763,125,159	100.00%

	SERVICER	# of Loans	Aggregate Balance	% of Aggregate Balance
	PHH Mortgage Services	12	$2,690,626	0.35%
	American Home	571	122,882,447	16.10
	Cendant	2	418,377	0.05
	Cenlar	17	8,489,624	1.11
	Countrywide Home Loans	2,005	443,511,860	58.12
	Downey	4	1,427,710	0.19
	First Horizon	598	106,780,991	13.99
	GMAC Mortgage	46	15,320,605	2.01
	IndyMac	40	7,841,520	1.03
	National City Mortgage	77	33,475,920	4.39
	Navy Federal Credit Union	20	10,024,265	1.31
	Nextstar	13	4,564,237	0.60
	PrimeWest	1	133,759	0.02
	Suntrust	12	2,267,590	0.30
	Wells Fargo	5	3,295,628	0.43
	Total:	3,423	$763,125,159	100.00%

	IO Term	# of Loans	Aggregate Balance	% of Aggregate Balance
	0	380	$71,098,711	9.32%
	24	3	515,200	0.07
	36	15	5,063,626	0.66
	60	124	51,026,591	6.69
	84	1,113	255,077,788	33.43
	120	1,788	380,343,242	49.84
	Total:	3,423	$763,125,159	100.00%

The information herein has been provided solely by UBS Investment Bank. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Investment Bank.